Exhibit (a)(1)(J)

        Amended
Offer to Purchase for Cash
by
United Online, Inc.
of
Up to 14,285,714 Shares of Its Common Stock
(including the associated Preferred Stock Purchase Rights)
At a Purchase Price Not Greater than $10.50 per Share
Nor Less than $9.00 per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
HAVE BEEN EXTENDED AND NOW WILL EXPIRE
AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, DECEMBER 8, 2004,
UNLESS UNITED ONLINE FURTHER EXTENDS THE TENDER OFFER.

        November 24, 2004

To Our Clients:

        Enclosed for your consideration are the supplement to offer to purchase (the "Supplement"), dated November 24, 2004, amending and supplementing the offer to purchase, dated November 4, 2004 (the "Original Offer to Purchase" and together, with the Supplement the "offer to purchase"), and the amended letter of transmittal, in connection with the tender offer by United Online, Inc., a Delaware corporation ("United Online"), to purchase up to 14,285,714 shares of its common stock, par value $0.0001 per share, including the associated preferred stock purchase rights issued under the Rights Agreement, by and between United Online and U.S. Stock Transfer Corporation, as Rights Agent, dated as of November 15, 2001, as amended (the "shares"). Pursuant to the offer to purchase and the amended letter of transmittal, which together (as each may be amended and supplemented from time to time) constitute the tender offer, United Online will purchase the shares at a price, specified by tendering stockholders, not greater than $10.50 nor less than $9.00 per share, net to the tendering stockholder in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase. Unless the associated preferred stock purchase rights are redeemed prior to the expiration of the tender offer, a tender of shares will also constitute a tender of the associated preferred stock purchase rights.

        United Online will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not greater than $10.50 nor less than $9.00 per share (the "Purchase Price"), that it will pay for shares properly tendered and not properly withdrawn pursuant to the terms of the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. United Online will select the lowest Purchase Price that will allow it to purchase 14,285,714 shares, or such fewer number of shares as are properly tendered and not properly withdrawn, at prices not greater than $10.50 nor less than $9.00 per share, under the tender offer. All shares properly tendered before the expiration date (as specified in Section 1 of the offer to purchase) at prices at or below the Purchase Price and not properly withdrawn will be purchased by United Online at the Purchase Price, net to the tendering stockholder in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the "odd lot," proration and conditional tender provisions thereof. See Section 1 of the offer to purchase. Shares tendered at prices in excess of the Purchase Price and shares that United Online does not accept for purchase because of proration or conditional tenders will be returned, at United Online's expense, to the stockholders that tendered such shares, as promptly as practicable after the expiration date. United Online expressly reserves the right, in its sole discretion, to purchase more than 14,285,714 shares under the tender offer, subject to applicable law.

        STOCKHOLDERS WHO HAVE ALREADY TENDERED SHARES UNDER THE ORIGINAL OFFER TO PURCHASE BY RETURNING A PROPERLY COMPLETED GREEN INSTRUCTION FORM PROVIDED TO THEM BY THEIR BROKERS, DEALERS, COMMERCIAL BANKS AND OTHER NOMINEES AND WHO DO NOT WISH TO CHANGE THE DIRECTIONS CONTAINED IN SUCH GREEN INSTRUCTION FORM, DO NOT NEED TO COMPLETE THE AMENDED INSTRUCTION FORM.

        We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the amended letter of transmittal for your information only. You cannot use the amended letter of transmittal to tender shares we hold for your account. The letter of transmittal must be completed and executed by us, according to your instructions.

        Please instruct us as to whether you wish us to tender, on the terms and subject to the conditions of the tender offer, any or all of the shares we hold for your account, by completing and signing the Instruction Form enclosed herein.

        Please note carefully the following:

          1.     You may tender shares at prices not greater than $10.50 nor less than $9.00 per share as indicated in the enclosed Instruction Form, net to you in cash, without interest.

          2.     You should consult with your broker and/or your tax advisor as to whether (and if so, in what manner) you should designate the priority in which you want your tendered shares to be purchased in the event of proration.

          3.     The tender offer is not conditioned upon any minimum number of shares being tendered. However, the tender offer is subject to other conditions, including United Online obtaining financing. (See Section 7 and Section 9 of the offer to purchase, which you should read carefully.)

          4.     The tender offer, the proration period and the withdrawal rights will now expire at 12:00 midnight, New York City time, on Wednesday, December 8, 2004, unless United Online further extends the tender offer.

          5.     The tender offer is for up to 14,285,714 shares, constituting approximately 23.4% of the shares outstanding as of November 19, 2004.

          6.     Tendering stockholders who are registered stockholders or who tender their shares directly to U.S. Stock Transfer Corporation will not be obligated to pay any brokerage commissions or fees, solicitation fees, or (except as set forth in the offer to purchase and Instruction 9 to the amended letter of transmittal) stock transfer taxes on United Online's purchase of shares under the tender offer.

          7.     If you (i) own beneficially or of record an aggregate of fewer than 100 shares, (ii) instruct us to tender on your behalf ALL of the shares you own at or below the Purchase Price before the expiration date and (iii) check the box captioned "Odd Lots" in the attached Instruction Form, then United Online, upon the terms and subject to the conditions of the tender offer, will accept all of your tendered shares for purchase regardless of any proration that may be applied to the purchase of other shares properly tendered but not meeting the above conditions.

          8.     If you wish to condition your tender upon the purchase of all shares tendered or upon United Online's purchase of a specified minimum number of the shares that you tender, you may elect to do so and thereby avoid (in full or in part) possible proration of your tender. United Online's purchase of shares from all tenders which are so conditioned will be determined, to the extent necessary, by random lot. To elect such a condition complete the section captioned "Conditional Tender" in the attached Instruction Form.

          9.     If you wish to tender portions of your shares at different prices, you must complete a SEPARATE Instruction Form for each price at which you wish to tender each such portion of your shares. We must and will submit separate amended letters of transmittal on your behalf for each price you will accept.

          10.  The Board of Directors of United Online has approved the tender offer. However, neither United Online nor any member of its Board of Directors, or the Dealer Manager makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares or as to the purchase price or purchase prices at which stockholders may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the purchase price or purchase prices at which stockholders will tender them. Stockholders should discuss whether to tender their shares with their broker or other financial or tax advisors. United Online directors and executive officers have advised United Online that they will not tender any shares in the tender offer. See Section 11 of the Offer to Purchase.

        If you wish to have us tender any or all of your shares, please instruct us to that effect by completing, executing, and returning to us the enclosed Instruction Form. A pre-addressed envelope is enclosed for your convenience. If you authorize us to tender your shares, we will tender all of the shares that we hold beneficially for your account unless you specify otherwise on the enclosed Instruction Form.

        Please forward your completed Instruction Form to us in a timely manner to give us ample time to permit us to submit the tender on your behalf before the expiration date of the tender offer. The tender offer, proration period and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, December 8, 2004, unless United Online extends the tender offer.

        As described in the offer to purchase, if (i) more than 14,285,714 shares, or such greater number of shares as United Online may elect to purchase in accordance with applicable law, are properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date, then United Online will accept shares for purchase at the Purchase Price in the following order of priority:

          1.     First, United Online will purchase all shares properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date by any "odd lot" holder who:

            (a)   tenders ALL of the shares owned beneficially or of record by such odd lot holder at or below the Purchase Price before the expiration date (partial tenders will not qualify for this preference); AND

            (b)   completes the section captioned "Odd Lots" on the amended letter of transmittal and, if applicable, on the notice of guaranteed delivery, without regard to any proration that would otherwise be applicable to such "odd lot" shares.

          2.     Second, after United Online has purchased all properly tendered (and not validly withdrawn) "odd lot" shares, United Online will purchase all other shares properly tendered at or below the Purchase Price before the expiration date (and not properly withdrawn) on a pro rata basis if necessary, subject to the conditional tender provisions described in Section 6 of the offer to purchase, and with adjustments to avoid purchases of fractional shares, all as provided in the offer to purchase.

          3.     Third, United Online will purchase properly tendered shares from holders who have tendered shares conditionally (and for whom the condition was not initially satisfied) by random lot to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered (and for whom the condition was not initially satisfied) must have tendered all of their shares.

        The tender offer is being made solely under the offer to purchase and the amended letter of transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

        YOUR PROMPT ACTION IS REQUESTED. PLEASE FORWARD YOUR COMPLETED AMENDED INSTRUCTION FORM TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

Amended
Instruction Form with Respect to

Offer to Purchase for Cash
by
United Online, Inc.
of
Up to 14,285,714 Shares of Its Common Stock
(including the associated Preferred Stock Purchase Rights)
At a Purchase Price Not Greater than $10.50 per Share
Nor Less than $9.00 per Share

        The undersigned acknowledge(s) receipt of your letter in connection with the tender offer by United Online, Inc., a Delaware corporation ("United Online"), to purchase up to 14,285,714 shares of its common stock, $0.0001 par value per share, including the associated preferred stock purchase rights issued under the Rights Agreement, by and between United Online and U.S. Stock Transfer Corporation, as Rights Agent, dated as of November 15, 2001, as amended (the "shares"), at a price specified by the undersigned and not greater than $10.50 nor less than $9.00 per share, net to the tendering stockholder in cash, without interest, upon the terms and subject to the conditions set forth in the enclosed offer to purchase, dated November 4, 2004 (the "Original Offer to Purchase") and the supplement to offer to purchase, dated November 24, 2004 (together with the Original Offer to Purchase, the "offer to purchase") and the amended letter of transmittal, which together (as each may be amended and supplemented from time to time) constitute the tender offer. Unless the associated preferred stock purchase rights are redeemed prior to the expiration of the offer, a tender of shares will also constitute a tender of the associated preferred stock purchase rights.

        The undersigned understands that United Online will, upon the terms and subject to the conditions of the tender offer, (i) determine a single per share price not greater than $10.50 nor less than $9.00 per share (the "Purchase Price") and (ii) purchase the shares properly tendered and not properly withdrawn under the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. United Online will select the lowest Purchase Price that will allow it to purchase 14,285,714 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $10.50 nor less than $9.00 per share under the tender offer. United Online will purchase all shares properly tendered at prices at or below the Purchase Price and not properly withdrawn at the Purchase Price, net to the tendering stockholder in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the odd lot, proration and conditional tender provisions described in the offer to purchase. All other shares, including shares tendered at prices in excess of the Purchase Price and shares that United Online does not accept for purchase because of proration or conditional tenders will be returned at United Online's expense to the stockholders that tendered such shares as promptly as practicable.

        The undersigned hereby instruct(s) you to tender to United Online the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, in accordance with the terms and subject to the conditions of the tender offer.

        STOCKOLDERS WHO HAVE ALREADY TENDERED SHARES UNDER THE ORIGINAL OFFER TO PURCHASE BY RETURNING A PROPERLY COMPLETED GREEN INSTRUCTION FORM PROVIDED TO THEM BY THEIR BROKERS, DEALERS, COMMERCIAL BANKS AND OTHER NOMINEES AND WHO DO NOT WISH TO CHANGE THE DIRECTIONS CONTAINED IN SUCH

GREEN INSTRUCTION FORM, DO NOT NEED TO COMPLETE THIS AMENDED INSTRUCTION LETTER.

NUMBER OF SHARES TO BE TENDERED BY THE TENDERING STOCKHOLDER FOR THE ACCOUNT OF THE UNDERSIGNED:

SHARES*

*
Unless the tendering stockholder indicates otherwise, we will assume that the tendering stockholder is instructing us to tender all of the shares held by us for his or her account.

CHECK ONE AND ONLY ONE BOX. IF THE TENDERING STOCKHOLDER CHECKS MORE THAN ONE BOX, OR IF THE TENDERING STOCKHOLDER DOES NOT CHECK ANY BOX, THE TENDERING STOCKHOLDER WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER
(See Instruction 5 of the amended letter of transmittal)

        ☐     The undersigned wants to maximize the chance of having United Online purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders shares and is willing to accept the purchase price determined by United Online pursuant to the tender offer (the "Purchase Price"). This action could result in receiving a price per share of as low as $9.00 or lower if United Online amends the purchase price and the tendering stockholder does not withdraw previously tendered shares.

—OR—

SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 5 of the amended letter of transmittal)

        By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders shares at the price checked. This action could result in none of the shares being purchased if the Purchase Price is less than the price checked below. A tendering stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares. The tendering stockholder cannot tender the same shares at more than one price, unless the tendering stockholder has previously validly withdrawn those shares at a different price in accordance with Section 4 of the offer to purchase.

Price (in Dollars) Per Share at Which Shares Are Being Tendered

☐	$9.00	☐	$9.50	☐	$10.00	☐	$10.50
☐	$9.25	☐	$9.75	☐	$10.25

The tendering stockholder WILL NOT have validly tendered his or her shares unless the tendering stockholder checks ONE AND ONLY ONE BOX ON THIS PAGE.

ODD LOTS
(See Instruction 6 of the amended letter of transmittal)

        To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐
By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 shares and is instructing the holder to tender all such shares.

        In addition, the undersigned is tendering shares either (check ONE box):

☐
at the Purchase Price, which will be determined by United Online in accordance with the terms of the tender offer (persons checking this box should check the first box on the previous page, under the heading "Shares Tendered at Price Determined Under the Tender Offer"); OR

☐
at the price per share indicated on the previous page under "Price (in Dollars) Per Share at Which Shares Are Being Tendered."

CONDITIONAL TENDER
(See Instruction 11 of the amended letter of transmittal)

        A tendering stockholder may condition such stockholder's tender of any shares upon the purchase by United Online of a specified minimum number of the shares such stockholder tenders, as described in Section 6 of the offer to purchase. Unless United Online purchases at least the minimum number of shares the tendering stockholder indicates below pursuant to the terms of the tender offer, United Online will not purchase any of the shares tendered below. It is the tendering stockholder's responsibility to calculate that minimum number, and United Online urges each stockholder to consult his or her own tax advisor in doing so. Unless the tendering stockholder checks the box immediately below and specify, in the space provided, a minimum number of shares that United Online must purchase if United Online purchases any shares, United Online will deem his or her tender unconditional.

☐
The minimum number of shares that United Online must purchase if United Online purchases any shares, is:

shares.

        If, because of proration, United Online will not purchase the minimum number of shares that the tendering stockholder designates, United Online may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares. To certify that the tendering stockholder is tendering all of the shares he or she owns, check the box below.

☐
The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, UNITED ONLINE RECOMMENDS REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE DELIVERY.

—PLEASE SIGN ON THE NEXT PAGE—

SIGNATURE

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